UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 1, 2008

BGC Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-28191	13-4063515
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code:	(212) 610-2200

eSpeed, Inc., 110 East 59th Street, New York, NY 10022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On April 1, 2008, BGC Partners, LLC (formerly known as BGC Partners, Inc.) merged (the “Merger”) with and into eSpeed, Inc. (“eSpeed”). The surviving corporation in the Merger was renamed “BGC Partners, Inc.,” which we refer to as the “Company” or the “Combined Company.” The Merger occurred pursuant to an Agreement and Plan of Merger, dated as of May 29, 2007, as amended as of November 5, 2007 and February 1, 2008 (as amended, the “Merger Agreement”), by and among eSpeed, BGC Partners, LLC (formerly known as BGC Partners, Inc.), Cantor Fitzgerald, L.P. (“Cantor”), BGC Partners, L.P. (“BGC U.S.”), BGC Global Holdings, L.P. (“BGC Global,” and collectively with BGC U.S., the “Opcos”) and BGC Holdings, L.P. (“BGC Holdings”), which was approved and adopted by the eSpeed stockholders at a special meeting held on March 14, 2008.

Unless otherwise specified, references to “we,” “us,” “our,” or the “Company” refer to eSpeed before the Merger and to the Combined Company after the Merger, and references to “BGC Partners” refers to BGC Partners, LLC before the Merger and to the Combined Company after the Merger.

ITEM 1.01.  Entry into a Material Definitive Agreement.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01. In connection with the closing of the Merger (the “Merger Closing”), and pursuant to the terms of the Merger Agreement, Cantor, BGC Holdings and the Opcos entered into several agreements as described below:

1.    The Separation Agreement

On March 31, 2008, prior to the Merger Closing, Cantor, BGC Holdings and the Opcos entered into a Separation Agreement, pursuant to which Cantor separated (the “Separation”) its inter-dealer brokerage business, market data business, and fulfillment business (the “BGC Businesses”) from the remainder of its businesses. In the Separation, Cantor contributed the BGC Businesses to the Opcos, with the U.S. portion of the BGC Businesses held by BGC U.S. and the non-U.S. portion of the BGC Businesses held by BGC Global. Cantor now holds interests in the Opcos through a combination of its equity interest in BGC Partners and its equity interest in BGC Holdings. The Separation was an initial step to combining BGC Partners and eSpeed in the Merger. The Separation Agreement is filed as Exhibit 2.4 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

2.    Related Agreements

At or prior to the closing of the Separation on March 31, 2008, or the Merger Closing on April 1, 2008, the applicable parties entered into additional agreements and a participation plan, including:

•	the Amended and Restated Limited Partnership Agreement of BGC Holdings, dated as of March 31, 2008 (the “BGC Holdings Limited Partnership Agreement”);

•	the Amended and Restated Limited Partnership Agreement of BGC U.S., dated as of March 31, 2008;

•	the Amended and Restated Limited Partnership Agreement of BGC Global, dated as of March 31, 2008;

•	the Registration Rights Agreement, dated as of March 31, 2008, by and between BGC Partners and Cantor;

•	the Administrative Services Agreement, dated as of March 6, 2008, by and among Cantor and BGC Partners;

•	the Administrative Services Agreement, dated as of August 9, 2007, by and among Tower Bridge International Services L.P., BGC International and Cantor Fitzgerald, L.P.;

•	the Tax Receivable Agreement, dated as of March 31, 2008, by and between BGC Partners and Cantor; and

•	the BGC Holdings Participation Plan.

These agreements are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7 and 10.8, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

The Company also entered into a License Agreement, dated as of April 1, 2008, with Cantor. The License Agreement is filed as Exhibit 10.10 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

3.    $150 Million Indebtedness

In connection with the Separation, BGC U.S. assumed the liabilities of Cantor in respect of $150 million aggregate principal amount of Cantor’s Senior Notes due April 1, 2010 (the “Notes”). The Notes are unsecured. The terms of the Notes are set forth in a Note Purchase Agreement, dated as of March 31, 2008 (the “Note Agreement”). The obligations of BGC U.S. under the Notes have been guaranteed by the Company pursuant to a Guaranty, dated as of March 31, 2008 (the “Company Guaranty”), and by Cantor pursuant to a Guaranty, dated as of March 31, 2008 (the “Cantor Guaranty”). Pursuant to a letter agreement between Cantor and the Company dated as of March 31, 2008 (the “Letter Agreement”), Cantor has agreed to immediately reimburse the Company in the event the Company pays any amount under the Company Guaranty. The Note Agreement, the Company Guaranty and the Letter Agreement are filed as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 1.01.

Note Agreement

The Notes bear interest, payable semi-annually, at a rate of 5.19% per annum; provided, however, that this rate is increased by 0.25% per annum for any fiscal quarter during which the consolidated debt of the Company exceeds 55% but not 60% of consolidated capitalization, as such terms are defined in the Company Guaranty. In addition, the interest rate increases by 0.50% per annum during any period in which any holder of a Note is required under applicable insurance regulations to post reserves with respect to the Notes greater than the reserve requirement, as such term is defined in the Note Agreement, in effect immediately prior to March 31, 2008. Pursuant to the Separation Agreement, the Company will make semi-annual payments to Cantor during the term of the Notes equal to the difference between 7.5% and the applicable interest rate of the Notes.

The Note Agreement contains customary affirmative covenants, including covenants pertaining to compliance with law, maintenance of insurance, maintenance of properties and payment of taxes.

In addition, the Note Agreement prohibits BGC U.S. from consolidating with or being a party to a merger with any other person, or selling, leasing or otherwise disposing of all or substantially all of its assets except in limited circumstances.

The Note Agreement also contains covenants restricting transactions between BGC U.S. and affiliates, the ability of BGC U.S. to change its line of business or to modify its constituent documents in any manner that would reasonably be expected to be materially adverse to a holder of the Notes.

The events of default under the Note Agreement include the following:

•	default in the payment of any principal or make-whole amount on any Note when due;

•	default in the payment of any interest on a Note for more than five business days;

•	default in the performance of covenants subject to applicable grace periods;

•	breaches of representations or warranties;

•

default in the payment in respect of any other indebtedness in an aggregate principal amount of at least $25,000,000 beyond any applicable grace period, or default in the performance or compliance with any term respecting such debt, if as a consequence such debt becomes due and payable before its stated maturity;

•	BGC U.S., the Company or Cantor fail to generally pay their debts as they become due or certain other bankruptcy events occur;

•	a final judgment in excess of $25,000,000 (excluding insurance coverage) is rendered against BGC U.S., the Company or Cantor;

•	defaults pertaining to Employee Retirement Income Security Act and the credit parties’ employee plans;

•	BGC U.S. ceases to exist; or

•	default under the Company Guaranty or the Cantor Guaranty.

The Note Agreement provides that in the event of a change in control, BGC U.S. must extend to each holder of Notes an offer to prepay all Notes. A change in control shall be deemed to occur if (1) any person acquires the beneficial ownership of 20% or more of any outstanding class of capital stock having ordinary voting power in the election of directors of Cantor’s managing general partner, (2) the control group (as such term is defined in the Note Agreement) ceases to own and control capital stock of Cantor’s managing general partner possessing the voting power to cast 70% or more of the total votes entitled to be cast for the election of directors of Cantor’s managing general partner, (3) the control group ceases to possess the voting power or the contractual right to elect a majority of Cantor’s managing general partner’s directors, or (4) Cantor’s managing general partner ceases to be the sole managing general partner of Cantor. In any case, a change in control shall not be deemed to have occurred under clauses (1), (2), or (3) above so long as within thirty days of any of the foregoing events, a majority of the board of directors of Cantor’s managing general partner shall consist of at least two then current permitted executives (as such term is defined in the Note Agreement) who were also permitted executives immediately prior to the change in control.

Company Guaranty

The obligations of BGC U.S. under the Notes have been guaranteed by the Company. The Company Guaranty provides that the Company must maintain consolidated capital at an amount not less than $227,500,000 as of the end of each fiscal quarter. The Company Guaranty further provides that the Company will not at any time permit the consolidated debt of the Company to exceed 60% of consolidated capitalization; provided, however, that if the consolidated debt of the Company exceeds 55%, then the applicable interest rate of the Notes will be increased by 0.25% per annum, as described above.

The Company Guaranty also contains customary affirmative and negative covenants, including covenants pertaining to compliance with law, maintenance of insurance, maintenance of properties, payment of taxes and limitations on liens. In addition, the Company Guaranty prohibits the Company from consolidating with or being a party to a merger with any other person, or selling, leasing or otherwise disposing of all or substantially all of its assets, except in limited circumstances.

Pursuant to the Letter Agreement described above, Cantor has agreed to immediately reimburse the Company in the event the Company pays any amount under the Company Guaranty.

Cantor Guaranty

The obligations of BGC U.S. under the Notes have been guaranteed by Cantor. The Cantor Guaranty contains financial covenants regarding maintenance of a minimum level of partners’ capital and leverage ratios.

The Cantor Guaranty also contains customary affirmative and negative covenants, including covenants pertaining to compliance with law, maintenance of insurance, maintenance of properties, payment of taxes and limitations on liens. In addition, the Cantor Guaranty prohibits Cantor from consolidating with or being a party to a merger with any other person, or selling, leasing or otherwise disposing of all or substantially all of its assets, except in limited circumstances.

4.    Employment Arrangements

The information set forth in Sections 2 and 3 of Item 5.02 of this Current Report on Form 8-K are incorporated by reference into this Item 1.01.

ITEM 1.02.  Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02. At the Merger Closing, the Amended and Restated Joint Services Agreement, dated as of October 1, 2005, by and between the Company and Cantor, pursuant to which the Company provided electronic brokerage services and shared revenues with Cantor for transactions using such services and the Administrative Services Agreement between the Company and Cantor, pursuant to which Cantor provided various administrative services to the Company, including accounting tax, legal, human resources and facilities management, were terminated.

In addition, the CO2e Services Agreement, certain Software Solutions services provided by eSpeed to Cantor, BGC Partners and CO2e.com, LLC and the license between Cantor and eSpeed covering Cantor’s patents and patent applications that relate to the eSpeed system were each terminated at the Merger Closing, as described in eSpeed’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 17, 2008 (the “Form 10-K”) in the sections entitled “Item 13. Certain Relationships and Related Transactions, and Director Independence—CO2e,” “Item 13. Certain Relationships and Related Transactions, and Director Independence—Software Solutions Services” and “Item 13. Certain Relationships and Related Transactions, and Director Independence—Intellectual Property.” These sections of the Form 10-K are incorporated by reference into this Item 1.02.

ITEM 2.01.  Completion of Acquisition or Disposition of Assets.

The information set forth in “Introductory Note” and in Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 2.01.

The Merger Closing occurred on April 1, 2008. As a result of the Merger, the combined businesses of eSpeed and BGC Partners are held in two operating subsidiaries: (1) BGC U.S., which holds the U.S. businesses, and (2) BGC Global, which holds the non-U.S. businesses. In connection with the Merger, the Company contributed its assets and liabilities to BGC U.S. and BGC Global in exchange for limited partnership interests in these entities. As a result of this contribution, the Company received limited partnership interests in each of these entities.

In the Merger, an aggregate of 133,860,000 shares of Combined Company common stock and rights to acquire shares of Combined Company common stock were issued. Of these shares and rights to acquire shares, 56,000,000 were in the form of Class B common stock, par value $0.01 per share (“Class B Common Stock”), or rights to acquire Class B Common Stock, and the remaining 77,860,000 were in the form of Class A common stock, par value $0.01 per share (“Class A Common Stock,” together with the Class B Common Stock, the “Common Stock”)), or rights to acquire Class A Common Stock. Specifically, in the Merger, Cantor elected to have 10,856,642 of the BGC Partners Class B units converted in the Merger into our Class A Common Stock, and as a result:

•	none of the BGC Partners Class A units were outstanding immediately prior to the Merger;

•

each of the BGC Partners Class B units, 21,968,971 of which were outstanding immediately prior to the Merger, were converted into 10,856,642 shares of our Class A Common Stock, and 11,112,329 of our Class B Common Stock;

•

all of the issued and outstanding shares of our Class A Common Stock, 31,424,423 of which were issued and outstanding as of April 1, 2008, and our Class B Common Stock, 19,497,800 of which were issued and outstanding as of April 1, 2008, remained outstanding;

•	the one BGC Partners Class C unit which was issued and outstanding immediately prior to the Merger was converted into 100 shares of our Class B Common Stock;

•

the 67,069,530 BGC Holdings exchangeable limited partnership interests which were issued and outstanding immediately prior to the Merger became exchangeable with us for Class B Common Stock or Class A Common Stock on a one-for-one basis (subject to customary anti-dilution adjustments) in accordance with the terms of the BGC Holdings Limited Partnership Agreement;

•

the 44,821,399 BGC Holdings founding partner interests which were issued and outstanding immediately prior to the Merger will not be exchangeable with us unless otherwise determined by Cantor in accordance with the terms of the BGC Holdings Limited Partnership Agreement, and Cantor has provided that a portion of the founding partner interests are exchangeable with us for Class A Common Stock on a one-for-one basis (subject to customary anti-dilution adjustments) in accordance with the terms of the BGC Holdings Limited Partnership Agreement on the basis described below.

Immediately following the Merger Closing:

•

the stockholders of the Company as of immediately prior to the Merger (including Cantor) owned equity interests representing approximately 39.8% of the economics of BGC U.S. and BGC Global as a result of their ownership of eSpeed’s Common Stock prior to the Merger; and

•

the equity owners of BGC U.S. and BGC Global as of immediately prior to the Merger (including Cantor and the BGC Holdings founding partners) owned equity interests representing approximately 60.2% of the economics of BGC U.S. and BGC Global as a result of their ownership of BGC Partners and its subsidiaries prior to the Merger.

Immediately following the Merger Closing, there were approximately 42,281,065 shares of our Class A Common Stock outstanding, of which 12,407,700 were held by Cantor and its managing general partner collectively. Each share of Class A Common Stock is generally entitled to one vote on matters submitted to our stockholders. In addition, as of the Merger Closing, Cantor and its managing general partner collectively held 30,610,229 shares of our Class B Common Stock (which represents all of the outstanding shares of our Class B Common Stock), representing, together with our Class A Common Stock held by Cantor, approximately 91.5% of our voting power. Each share of Class B Common Stock is generally entitled to the same rights as a share of Class A Common Stock, except that, on matters submitted to a vote of our stockholders, each share of Class B Common Stock is entitled to 10 votes. The Class B Common Stock generally votes together with the Class A Common Stock on all matters submitted to a vote of our stockholders. In connection with the Separation and Merger, Cantor agreed to distribute, over time, an aggregate of 30,273,913 shares of Combined Company Class A Common Stock, that Cantor holds or will hold, to certain limited partners in Cantor and the BGC Holdings founding partners.

Immediately following the Merger Closing, Cantor held 67,069,530 outstanding BGC Holdings exchangeable limited partnership interests and the BGC Holdings founding partners held 44,821,399 outstanding BGC Holdings founding partner interests, including 3,160,215 held by the Combined Company’s Co-Chief Executive Officer, Lee M. Amaitis (including 1.1 million additional BGC Holdings founding partner interests provided by Cantor to Mr. Amaitis after the redemption of the Cantor limited partnership interests), and 2,515,898 held by the Combined Company’s President, Shaun D. Lynn (including 200,000 additional BGC Holdings founding partner interests provided by Cantor to Mr. Lynn after the redemption of the Cantor limited partnership interests). The Combined Company’s Chairman and Co-Chief Executive Officer, Howard W. Lutnick, the Combined Company’s Executive Vice President, General Counsel and Secretary, Stephen M. Merkel, and the Combined Company’s Chief Financial Officer, Robert K. West, are not BGC Holdings founding partners and have not received BGC Holdings founding partner interests.

The BGC Holdings founding partner interests that Cantor has provided are exchangeable with us for Class A Common Stock on a one-for-one basis (subject to customary anti-dilution adjustments), in accordance with the terms of the BGC Holdings Limited Partnership Agreement, as follows:

•

20% of the BGC Holdings founding partner interests held by each founding partner (other than Messrs. Amaitis and Lynn) became exchangeable upon the Merger Closing, with one-third of the shares receivable by such BGC Holdings founding partner upon a full exchange becoming saleable on each of the first, second and third anniversaries of the Merger Closing (subject to acceleration), subject to applicable law;

•

(1) 1,100,000 of the BGC Holdings founding partner interests held by Mr. Amaitis at Merger Closing became exchangeable upon the Merger Closing, (2) 40% of such BGC Holdings founding partner interests received by Mr. Amaitis in connection with the Separation and the Merger (less the 1,100,000 BGC Holdings founding partner interests referred to in clause (1) and any other interests or shares of Class A Common Stock that Mr. Amaitis is otherwise eligible to exchange or sell or has sold for any reason, including, without limitation, in connection with any grant of additional interests or stock options (collectively, the “Amaitis Applicable Shares”)) will become exchangeable on the second anniversary of the Merger Closing, (3) 60% of such BGC Holdings founding partner interests (less the Amaitis Applicable Shares) will become exchangeable on the third anniversary of the Merger Closing, (4) 80% of such BGC Holdings founding partner interests (less the Amaitis Applicable Shares) will become exchangeable on the fourth anniversary of the Merger Closing, and (5) 100% of such BGC Holdings founding partner interests (less the Amaitis Applicable Shares) will become exchangeable on the fifth anniversary of the Merger Closing (and any exchange of founding partner interests by Mr. Amaitis will be subject to the terms and conditions of the BGC Holdings Partnership Agreement and the Letter Agreement (the “Amaitis Letter Agreement”), dated as of March 31, 2008, by and between Lee M. Amaitis and Cantor), with the shares received by Mr. Amaitis upon exchange being immediately saleable, subject to applicable law; and

•

(1) 600,000 of the BGC Holdings founding partner interests held by Mr. Lynn at the Merger Closing became exchangeable upon the Merger Closing, (2) 40% of such BGC Holdings founding partner interests (less the 600,000 BGC Holdings founding partner interests referred to in clause (1) and any other interests or shares of Class A Common Stock that Mr. Lynn is otherwise eligible to exchange or sell or has sold for any reason, including, without limitation, in connection with any grant of additional interests or stock options (collectively, the “Lynn Applicable Shares”)) will become exchangeable on the second anniversary of the Merger Closing, (3) 50% of such BGC Holdings founding partner interests (less the Lynn Applicable Shares) will become exchangeable on the third anniversary of the Merger Closing, (4) 60% of such BGC Holdings founding partner interests received by Mr. Lynn (less the Lynn Applicable Shares) will become exchangeable on the fourth anniversary of the Merger Closing, (5) 70% of such BGC Holdings founding partner interests (less the Lynn Applicable Shares) will become exchangeable on the fifth anniversary of the Merger Closing, (6) 80% of such BGC Holdings founding partner interests (less the Lynn Applicable Shares) will become exchangeable on the sixth anniversary of the Merger Closing, (7) 90% of such BGC Holdings founding partner interests (less the Lynn Applicable Shares) will become exchangeable on the seventh anniversary of the Merger Closing, and (8) 100% of such BGC

Holdings founding partner interests (less the Lynn Applicable Shares) will become exchangeable on the eighth anniversary of the Merger Closing (and any exchange of founding partner interests by Mr. Lynn will be subject to the terms and conditions of the BGC Holdings Partnership Agreement and the Letter Agreement (the “Lynn Letter Agreement”), dated as of March 31, 2008, by and between Shaun D. Lynn and Cantor), with the shares received by Mr. Lynn upon exchange being immediately saleable, subject to applicable law.

The remaining outstanding BGC Holdings founding partner interests are not exchangeable with the Combined Company unless (1) Cantor reacquires such interests from BGC Holdings upon redemption of such BGC Holdings founding partner interests by BGC Holdings (which Cantor has the right to do under certain circumstances with respect to interests that have not become exchangeable), in which case such interests will be exchangeable with the Combined Company for Class A Common Stock or Class B Common Stock on a one-for-one basis (subject to customary anti-dilution adjustment), or (2) Cantor determines that such interests can be exchanged by such BGC Holdings founding partners with the Combined Company for Class A Common Stock, generally on a one-for-one basis (subject to customary anti-dilution adjustments), on terms and conditions to be determined by Cantor, provided that the terms and conditions of such exchange cannot in any way diminish or adversely affect the Combined Company’s rights or the rights of the Combined Company’s subsidiaries (it being understood that the Combined Company’s obligation to deliver shares of its Class A Common Stock upon exchange will not be deemed to diminish or adversely affect its rights or the rights of its subsidiaries, which exchange of certain interests Cantor expects to permit from time to time). Once a BGC Holdings founding partner interest becomes exchangeable (including those held by Mr. Amaitis and Mr. Lynn), such founding partner interest is automatically exchanged for Combined Company Class A Common Stock upon termination or bankruptcy of the holder of such interest or upon redemption by BGC Holdings. In the case of the death of Mr. Amaitis or Mr. Lynn, their BGC Holdings founding partner interests which are then not exchangeable will be automatically exchanged and the shares of Combined Company Class A Common Stock distributed on the same schedule as if Mr. Amaitis or Mr. Lynn, as applicable, had not died and had exchanged the maximum amount possible on each applicable anniversary of the Merger Closing.

In addition, upon consummation of the Merger, 1,674,665 restricted equity units (“REUs”) in BGC Holdings were issued, of which 526,315 were issued in connection with the 2008 acquisition of Radix Energy (Singapore) Pte Ltd. (the “Radix Acquisition”), and 2,018,499 restricted stock units (“RSUs”) relating to the Combined Company’s Class A Common Stock were issued. The terms and conditions of the exchangeability for Combined Company Class A Common Stock of 1,148,350 of the REUs issued upon consummation of the Merger will be determined by the Company, as the indirect general partner of BGC Holdings, subject to Cantor’s consent, as the holder of a majority in interest of the BGC Holdings exchangeable limited partnership interest, in accordance with the terms of the BGC Holdings Limited Partnership Agreement, and the 526,315 REUs issued in connection with the Radix acquisition become exchangeable over time if certain performance goals are met. Included in the above, in connection with the Separation and the Merger, Messrs. Lutnick, Amaitis, Lynn, Merkel and West were issued 265,487, 132,743, 132,743, 9,804 and 21,105 REUs, respectively. Additionally, Mr. West was issued 11,386 RSUs. These issuances were permissible pursuant to the Merger Agreement which permitted grants of REUs and RSUs prior to the consummation of the Merger with an aggregate value: (a) with respect to the fiscal year ended December 31, 2007, of no greater than $22.0 million and (b) with respect to the fiscal year ended December 31, 2008, of no greater than $22.0 million, and for each of clauses (a) and (b), with each such right to receive one RSU or REU valued for these purposes at the closing price of eSpeed Class A Common Stock on the date of the grant of the right, as well as additional REUs or RSUs in connection with acquisitions, as was the case with the issuances of REUs to Radix, and the hiring of new employees prior to the Merger.

In connection with the Separation and prior to the Merger, Messrs. Amaitis, Lynn and Merkel, as well as two other individuals who are employed by one or more of the Company or its affiliates, used some of the proceeds that they received in respect of the redemption of their Cantor limited partnership interests to repay certain loans made or guaranteed by Cantor, for repayment of borrowings to their applicable lenders or for payment of required capital contributions, for the substantial majority of which Cantor was the lender, or in the case of capital contributions, the recipient, and the remainder of which were guaranteed by Cantor in the amount of, including accrued interest, $50,414,879 for Mr. Amaitis, $12,949,656 for Mr. Lynn, $466,397 for Mr. Merkel, $3,525,151 for one of the other individuals who is employed by the Company or one of its affiliates, and $499,672 for the other individual who is employed by the Company or one of its affiliates, respectively. Following such sales and repayments, Messrs. Lutnick, Amaitis, Lynn, Merkel and West held the number of BGC Holdings founding partner interests set forth above, as well as distribution rights to receive from Cantor, over time, 7,742,325, 3,572,258, 2,515,898, 235,683 and 0 shares, respectively of the Combined Company’s Common Stock. For a fuller description of these sales and repayments, in connection with which Cantor redeemed certain limited partnership interests in Cantor held by Mr. Amaitis for $135.00 per interest, see “Item 13. Certain Relationships and Related Transactions, and Director Independence—Repayment of Existing Loans and Required Capital Contributions” in the Form 10-K which section is incorporated by reference into this Item 2.02.

Following the completion of the Merger, on April 2, 2008, the Combined Company’s Class A Common Stock changed its trading symbol and started to trade on the NASDAQ Global Market under the symbol “BGCP.”

The Merger Agreement and its amendments are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.01.

The Amaitis Letter Agreement and the Lynn Letter Agreement are filed as Exhibits 10.15 and 10.16, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 2.01.

A copy of the press release issued by the Company announcing the completion of the Merger on April 1, 2008 is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 2.01.

ITEM 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Section 3 under Item 1.01 above is incorporated by reference into this Item 2.03.

ITEM 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Items 1.01 and 2.01 above are incorporated by reference into this Section 3.02. For the issuances of our Class A Common Stock and Class B Common Stock and rights to acquire Class A Common Stock and Class B Common Stock to Cantor as described under Item 2.01 above, we relied upon the exemption from registration under the U.S. Securities Act of 1933, as amended, provided by Section 4(2) thereof for transactions not involving a public offering.

On March 17, 2008, the Company redeemed any and all outstanding shares of its Series C Redeemable Convertible Preferred Stock by issuing to Deutsche Bank AG 6,000 shares of its Class A Common Stock in reliance on the exemption from registration provided by Section 3(a)(9) of the U.S. Securities Act of 1933, as amended.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers: Compensatory Arrangements of Certain Officers.

1.    Executive Officers Before and After the Merger

Upon the Merger Closing:

•	Howard W. Lutnick, Chairman, Chief Executive Officer and President of the Company, was appointed Chairman and Co-Chief Executive Officer of the Combined Company,

•	Lee M. Amaitis, Chairman and Chief Executive Officer of BGC and Vice Chairman of the Company, was appointed Co-Chief Executive Officer of the Combined Company,

•	Shaun D. Lynn, President of BGC Partners, was appointed President of the Combined Company, and

•	Robert K. West, Chief Financial Officer of BGC Partners, was appointed Chief Financial Officer of the Combined Company.

Information regarding Messrs. Lutnick, Amaitis, Lynn and West can be found in our Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008 (the “Definitive Proxy Statement”) in the sections entitled “Management Before and After the Merger—Directors and Executive Officers Before and After the Merger,” “Management Before and After the Merger—Committees of the Board of Directors Before and After the Merger,” “Certain Relationships and Related Transactions Before and After the Merger” and “The Merger—Interests of Directors, Executive Officers and Certain Beneficial Owners in the Merger,” which are incorporated by reference into this Item 5.02. In addition, Frank Saracino, who remained Chief Accounting Officer of the Combined Company after the Merger, is no longer considered an executive officer for purposes of the rules promulgated by the SEC.

2.    Compensation

The Compensation Committee of the Company’s Board of Directors approved, effective upon the consummation of the Merger, an annual base salary of $1,000,000 per year for each of Howard W. Lutnick, Lee M. Amaitis, Shaun D. Lynn and Stephen M. Merkel, and an annual base salary of $550,000 per year for Robert K. West. These base salaries will not be memorialized in letter agreements with such individuals or, other than in the case of Mr. Lynn, employment agreements, as described in Section 3 of this Item 5.02.

3.    Employment Agreement

Mr. Lynn entered into an employment agreement with BGC Brokers L.P. (“BGC Brokers”) on March 31, 2008, effective upon the Merger Closing (the “Lynn Employment Agreement”). The Lynn Employment Agreement has an initial six-year term and will thereafter be extended automatically for successive periods of one year on the same terms and conditions unless either BGC Brokers or Mr. Lynn provides notice of non-renewal. Pursuant to the Lynn Employment Agreement, Mr. Lynn will receive a base salary of $1,000,000 per year, subject to annual review by BGC Partners’ compensation committee, with a target bonus for each year during the term of the agreement of 300% of base salary. To the extent he is eligible to receive a bonus, the first $1 million of such bonus will be paid in cash, with the remainder, if any, to be paid in cash or a contingent non-cash grant, as determined by BGC Partners’ compensation committee. The target bonus for Mr. Lynn will be reviewed annually by BGC Partners’ compensation committee. In the event of a change of control of BGC Partners (which will occur in the event that BGC Partners is no longer controlled by Cantor or a person or entity controlled by, controlling or under common control with Cantor), the individual or entity which acquires control of BGC Partners will have the option to either extend the term of Mr. Lynn’s employment for a period of three years from the date the change of control took effect (if the remaining term of the Lynn Employment Agreement at the time of the change of control is less than three years) or to terminate Mr. Lynn’s employment. If the term of Mr. Lynn’s employment is extended, Mr. Lynn will receive an amount equal to his aggregate compensation for the most recent full fiscal year in addition to any other compensation that Mr. Lynn may be entitled to under the Lynn Employment Agreement. If the continuing company opts to terminate Mr. Lynn’s employment, he will receive two times his aggregate compensation under the Lynn Employment Agreement for the most recent full fiscal year in full and final settlement of all claims. In each case, he will receive full vesting of all stock options and restricted stock units of BGC Partners (unless otherwise provided in the applicable award agreement) and welfare benefit continuation for two years and a pro rata bonus for the year of termination. In addition, in the event that Mr. Lynn remains employed by BGC Brokers on the second anniversary of the change of control (unless he is not employed on such date solely as a result of dismissal by BGC Brokers under circumstances that constitute a fundamental breach of contract by BGC Brokers), Mr. Lynn will receive an additional payment equal to the payment he received at the time of the change of control.

The information set forth in Items 1.01 and 2.01 above are incorporated by reference into this Item 5.02. The Lynn Employment Agreement is filed as Exhibit 10.11 to this Current Report on Form 8-K and is incorporated herein by reference.

4.    Change in Control

Each of Messrs. Lutnick, Merkel and Amaitis entered into change in control agreements with BGC Partners on March 31, 2008, effective upon the Merger Closing. Under these agreements, if a change in control of the Combined Company occurs (which will occur in the event that Cantor or one of its affiliates ceases to have a controlling interest in BGC Partners) and Messrs. Lutnick, Merkel or Amaitis, as the case may be, elect to terminate their employment with BGC Partners, such executive will receive in a lump sum in cash an amount equal to two times such executive’s annual salary base and the annual bonus paid or payable by BGC Partners for the most recently completed fiscal year, including any bonus or portion thereof that has been deferred and receive medical benefits for two years after the termination of their employment (provided that, if Messrs. Lutnick, Merkel or Amaitis, as the case may be, becomes re-employed and is eligible to receive medical benefits under another employer-provided plan, the former medical benefits will be secondary to the latter) or, in the case of Mr. Amaitis, either his annual base salary and bonus in respect of the most recently completed fiscal year or his annual base salary and projected bonus in respect of the fiscal year in which the change of control occurs, with the determination whether to base this calculation on Mr. Amaitis’ bonus in respect of the most recently completed fiscal year or his projected bonus in respect of the fiscal year in which the change in control occurs, as well as the determination of the projected amount of such bonus, to be made by Howard W. Lutnick in his sole and absolute discretion. If a change in control occurs and

Messrs. Lutnick, Merkel or Amaitis, as the case may be, do not so elect to terminate their employment with BGC Partners, such executive will receive in a lump sum in cash an amount equal to such executive’s annual base salary and the annual bonus paid or payable for the most recently completed fiscal year, including any bonus or portion thereof that has been deferred and receive medical benefits, provided, that in the event that, during the three-year period following the change in control, such executive’s employment is terminated by BGC Partners (and other than by reason of such executive’s death or disability), such executive will receive in a lump sum in cash an amount equal to such executive’s annual base salary and any bonus or portion thereof that has been deferred or the annual bonus paid or payable for the most recently completed fiscal year.

The change in control agreements entered into by Messrs. Lutnick, Merkel and Amaitis are filed as Exhibits 10.12, 10.13 and 10.14, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.02.

5.    Transactions with Related Parties

For a description of related party transactions with the officers set forth in Section 1 under this Item 5.02, see the information set forth in Item 2.01 above which is incorporated by reference into this Item 5.02, and our Definitive Proxy Statement in the section entitled “Certain Relationships and Related Transactions Before and After the Merger” and in our Form 10-K in the section entitled “Item 13. Certain Relationships and Related Transactions, and Director Independence.” These sections of the Definitive Proxy Statement and our Form 10-K are incorporated by reference into this Item 5.02.

6.    BGC Partners, Inc. Amended and Restated Long Term Incentive Plan

At the special meeting of the stockholders of the Company held on March 14, 2008, the eSpeed stockholders approved the BGC Partners, Inc. Amended and Restated Long Term Incentive Plan, which upon consummation of the Merger was adopted in all respects by the Combined Company. The BGC Partners, Inc. Amended and Restated Long Term Incentive Plan is filed as Exhibit 10.9 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

ITEM 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the Company’s certificate of incorporation and by-laws were amended, effective as of the effective time of the Merger. Copies of the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated By-laws of the Company are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference into this Item 5.03.

ITEM 9.01.	Financial Statements and Exhibits.

(a)    Financial Statements of Businesses Acquired.

The financial statements of the business acquired required by this Item 9.01(a) will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K must be filed.

(b)    Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed as an amendment to this Current Report on Form 8-K no later than 71 days after the date this Current Report on Form 8-K must be filed.

(d)    Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, LP, BGC Global Holdings, LP and BGC Holdings, LP (incorporated by reference to eSpeed, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)*
2.2	Amendment No. 1, dated as of November 5, 2007, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, LP, BGC Global Holdings, LP and BGC Holdings, LP (incorporated by reference to eSpeed, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)*
2.3	Amendment No. 2, dated as of February 1, 2008, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, LP, BGC Global Holdings, LP and BGC Holdings, LP (incorporated by reference to eSpeed, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)*
2.4	Separation Agreement, dated as of March 31, 2008, by and among Cantor Fitzgerald, L.P., BGC Partners, LLC, BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P.*
3.1	Amended and Restated Certificate of Incorporation of BGC Partners, Inc.
3.2	Amended and Restated Bylaws of BGC Partners, Inc.
4.1	Note Purchase Agreement, dated as of March 31, 2008, by and among BGC Partners, L.P. and the Purchasers whose names appear at the end thereof*
4.2	Guaranty of BGC Partners, Inc., dated as of March 31, 2008
4.3	Letter Agreement, dated as of March 31, 2008, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P.
10.1	Amended and Restated Limited Partnership Agreement of BGC Holdings, L.P., dated as of March 31, 2008*

Exhibit Number	Description

10.2	Amended and Restated Limited Partnership Agreement of BGC Partners, L.P., dated as of March 31, 2008*
10.3	Amended and Restated Limited Partnership Agreement of BGC Global Holdings, L.P., dated as of March 31, 2008*
10.4	Registration Rights Agreement by and between Cantor Fitzgerald, L.P. and BGC Partners, LLC, dated as of March 31, 2008
10.5	Administrative Services Agreement, dated as of March 6, 2008, by and between Cantor Fitzgerald, L.P. and BGC Partners, Inc.
10.6	Administrative Services Agreement, dated as of August 9, 2007, by and among Tower Bridge International Services L.P., BGC International and Cantor Fitzgerald, L.P.
10.7	Tax Receivable Agreement, dated as of March 31, 2008, by and between BGC Partners, LLC and Cantor Fitzgerald, L.P.
10.8	BGC Holdings, L.P. Participation Plan, effective as of April 1, 2008
10.9	BGC Partners, Inc. Amended and Restated Long Term Incentive Plan, effective as of April 1, 2008
10.10	License Agreement, dated as of April 1, 2008, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P.
10.11	Employment Agreement, dated as of March 31, 2008, by and between Shaun D. Lynn and BGC Brokers, L.P.
10.12	Change in Control Agreement, dated as of March 31, 2008, by and between Howard W. Lutnick and BGC Partners, LLC
10.13	Change in Control Agreement, dated as of March 31, 2008, by and between Stephen M. Merkel and BGC Partners, LLC
10.14	Change in Control Agreement, dated as of March 31, 2008, by and between Lee Amaitis and BGC Partners, LLC
10.15	Letter Agreement, dated as of March 31, 2008, by and between Lee M. Amaitis and Cantor Fitzgerald, L.P.
10.16	Letter Agreement, dated as of March 31, 2008, by and between the Shaun D. Lynn and Cantor Fitzgerald, L.P.
99.1	Press Release Announcing the Completion of the Merger, issued April 1, 2008

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will supplementally furnish a copy of them to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC PARTNERS, INC.

Date: April 7, 2008	By:	/s/ Stephen M. Merkel
		Name:	Stephen M. Merkel
		Title:	Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, LP, BGC Global Holdings, LP and BGC Holdings, LP (incorporated by reference to eSpeed, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)*
2.2	Amendment No. 1, dated as of November 5, 2007, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, LP, BGC Global Holdings, LP and BGC Holdings, LP (incorporated by reference to eSpeed, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)*
2.3	Amendment No. 2, dated as of February 1, 2008, to the Agreement and Plan of Merger, dated as of May 29, 2007, by and among eSpeed, Inc., BGC Partners, Inc., Cantor Fitzgerald, L.P., BGC Partners, LP, BGC Global Holdings, LP and BGC Holdings, LP (incorporated by reference to eSpeed, Inc.’s Definitive Proxy Statement on Schedule 14A filed with the SEC on February 11, 2008)*
2.4	Separation Agreement, dated as of March 31, 2008, by and among Cantor Fitzgerald, L.P., BGC Partners, LLC, BGC Partners, L.P., BGC Global Holdings, L.P. and BGC Holdings, L.P.*
3.1	Amended and Restated Certificate of Incorporation of BGC Partners, Inc.
3.2	Amended and Restated Bylaws of BGC Partners, Inc.
4.1	Note Purchase Agreement, dated as of March 31, 2008, by and among BGC Partners, L.P. and the Purchasers whose names appear at the end thereof*
4.2	Guaranty of BGC Partners, Inc., dated as of March 31, 2008
4.3	Letter Agreement, dated as of March 31, 2008, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P.
10.1	Amended and Restated Limited Partnership Agreement of BGC Holdings, L.P., dated as of March 31, 2008*
10.2	Amended and Restated Limited Partnership Agreement of BGC Partners, L.P., dated as of March 31, 2008*
10.3	Amended and Restated Limited Partnership Agreement of BGC Global Holdings, L.P., dated as of March 31, 2008*
10.4	Registration Rights Agreement by and between Cantor Fitzgerald, L.P. and BGC Partners, LLC, dated as of March 31, 2008
10.5	Administrative Services Agreement, dated as of March 6, 2008, by and between Cantor Fitzgerald, L.P. and BGC Partners, Inc.
10.6	Administrative Services Agreement, dated as of August 9, 2007, by and among Tower Bridge International Services L.P., BGC International and Cantor Fitzgerald, L.P.
10.7	Tax Receivable Agreement, dated as of March 31, 2008, by and between BGC Partners, LLC and Cantor Fitzgerald, L.P.

Exhibit Number	Description

10.8	BGC Holdings, L.P. Participation Plan, effective as of April 1, 2008
10.9	BGC Partners, Inc. Amended and Restated Long Term Incentive Plan, effective as of April 1, 2008
10.10	License Agreement, dated as of April 1, 2008, by and between BGC Partners, Inc. and Cantor Fitzgerald, L.P.
10.11	Employment Agreement, dated as of March 31, 2008, by and between Shaun D. Lynn and BGC Brokers, L.P.
10.12	Change in Control Agreement, dated as of March 31, 2008, by and between Howard W. Lutnick and BGC Partners, LLC
10.13	Change in Control Agreement, dated as of March 31, 2008, by and between Stephen M. Merkel and BGC Partners, LLC
10.14	Change in Control Agreement, dated as of March 31, 2008, by and between Lee Amaitis and BGC Partners, LLC
10.15	Letter Agreement, dated as of March 31, 2008, by and between Lee M. Amaitis and Cantor Fitzgerald, L.P.
10.16	Letter Agreement, dated as of March 31, 2008, by and between the Shaun D. Lynn and Cantor Fitzgerald, L.P.
99.1	Press Release Announcing the Completion of the Merger, issued April 1, 2008

*Schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will supplementally furnish a copy of them to the SEC upon request.